EX99i

                           DAVID JONES & ASSOC., P.C.
                                    Law Firm


                                [GRAPHIC OMITTED]


395 Sawdust, # 2148                                          F  (281)  419-0564
The Woodlands, TX  77380                                     P  (281)  419-0584

                 djones@40actlaw.com sdrake@40actlaw.com

                                  March 3, 2004

The Timothy Plan
1304 West Fairbanks Avenue
Winter Park, Florida  32789

Dear Sirs:

I have been asked by The Timothy Plan (the "Trust"), a business trust organized under the laws of the State of Delaware, to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the "Shares") representing proportionate interests in the Timothy Plan US Patriot Fund (the "Fund").

The Shares of the Fund are a separate series of the Trust consisting of two classes of shares, Class A and Class C, all as more fully described in the Prospectus and Statement of Additional Information of the Fund as set forth in Post-effective Amendment # 19 to the Trust's Registration Statement on Form N-1A.

I have examined the Trust's Declaration of Trust, By-Laws, the Prospectuses and Statements of Additional Information, Post-effective Amendment # 19 to the Trust's Registration Statement on Form N-1A and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares of the Fund, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, as set forth in Post-effective Amendment # 19 to the Trust's Registration Statement on Form N-1A, will be legally issued, fully paid, and non-assessable by the Trust.

Further, I give my permission to include this opinion as an exhibit to the Trust's Post-Effective Amendment No. 19 to its Registration Statement on Form N-1A.

Very Truly Yours,

/s/  David D. Jones
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DAVID JONES & ASSOC., P.C.